                                                                    EXHIBIT 10.2

IBM Credit Corporation

                        AGREEMENT FOR WHOLESALE FINANCING
                              (SECURITY AGREEMENT)

        This Agreement for Wholesale Financing - Security Agreement (as amended, supplemented or otherwise modified from time to time, this "Agreement") amends and restates that Agreement for Wholesale Financing - Security Agreement dated January 9, 1989 (as amended from time to time, the "AWF") and is hereby made this 27th day of June, 2001 by and between IBM Credit Corporation, a Delaware corporation, with a place of business at 4000 Executive Parkway, Third Floor, San Ramon, CA 94583 ("IBM Credit"), and Bell Industries, Inc., a California corporation ("Customer").

        IBM Credit and Customer are parties to that certain AWF pursuant to which IBM Credit finances Customer's acquisition of inventory and equipment. In the course of Customer's business, Customer intends to acquire products and wants IBM Credit to finance Customer's purchase of such products subject to the terms and conditions set forth in this Agreement. The parties hereby agree that the AWF is hereby amended and restated in its entirety as follows:

1. IBM Credit may in its sole discretion from time to time decide the amount of credit IBM Credit extends to Customer, notwithstanding any prior course of conduct between IBM Credit and Customer. IBM Credit may combine all of its advances to make one debt owed by Customer.

2. IBM Credit may in its sole discretion decide the amount of funds, if any, IBM Credit will advance on any products Customer may seek to acquire. Customer agrees that any decision to finance products will not be binding on IBM Credit until such time as the funds are actually advanced by IBM Credit.

3. In the course of Customer's operations, Customer intends to purchase from persons approved in writing by IBM Credit for the purpose of this Agreement (the "Authorized Suppliers") computer hardware and software products manufactured or distributed by or bearing any trademark or trade name of such Authorized Suppliers (the "Approved Inventory"). When IBM Credit advances funds, IBM Credit may send Customer a Statement of Transaction or other statement. If IBM Credit does, Customer will have acknowledged the debt to be an account stated and Customer will have agreed to the terms set forth on such statement unless Customer notifies IBM Credit in writing of any question or objection within seven (7) days after such statement is mailed to Customer.

4. To secure payment of all of Customer's current and future obligations to IBM Credit whether under this Agreement, any guaranty that Customer now or hereafter executes, or any other agreement between Customer and IBM Credit, whether direct or contingent, Customer grants IBM Credit a security interest in all of Customers inventory, equipment, fixtures, accounts, contract rights, chattel paper, instruments, reserves, documents of title, deposit accounts and general intangibles, whether now owned or hereafter acquired, and all attachments, accessories, accessions, substitutions and/or replacements thereto and all proceeds thereof. All of the above assets are defined pursuant to the provisions of Article 9 of the Uniform Commercial Code and are hereinafter collectively referred to as the "Collateral". This security interest is also granted to secure Customer's obligations to all of IBM Credit's affiliates. Customer will hold all of the Collateral financed by IBM Credit, and the proceeds thereof, in trust for IBM Credit and Customer will immediately account for and remit directly to IBM Credit all such proceeds when payment is required under the terms set forth in the billing statement or as otherwise provided in this Agreement. IBM Credit may directly collect any amount owed to Customer from Authorized Suppliers with respect to the Collateral and credit Customer with all such sums received by IBM Credit from Authorized Suppliers. IBM Credit's title, lien or security interest will not be impaired by any payments Customer makes to the seller or anyone else or by Customer's failure or refusal to account to IBM Credit for proceeds.



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

5. Customer's principal place of business is located at:

        1960 East Grand Avenue, Suite 560, El Segundo, CA 90245

and Customer represents that its business is conducted as a corporation. Customer will notify IBM Credit, in writing, prior to any change in Customer's identity, name, form of ownership or management, and of any change in Customer's principal place of business, or any additions or discontinuances of other business locations. In addition to the Customer's principal place of business, the Collateral will be kept at:

        5604 Fortune Circle South, Suites G-N, Indianapolis, IN 46241

        9211 Arboretum Parkway, Suite 500, Richmond, VA 23236

Customer will notify IBM Credit, in writing, thirty (30) days prior to moving any of the Collateral to any other address. Customer and Customer's predecessors have done business during the last six (6) months only under the following names:

 Bell Industries, Inc.
--------------------------------------------------------------------------------
 Bell Tech.logix; J.W. Miller
--------------------------------------------------------------------------------
This paragraph is not in any manner intended to limit the extent of IBM Credit's security interest in the Collateral,

6. Customer represents and covenants that the Collateral is and will remain free from all claims and liens superior to IBM Credit's, except for any existing claims and liens of Union Bank of California, N.A. ("Union Bank") and Deutsche Financial Services Corporation ("DFS") that are not subject to certain subordination agreements in favor of IBM Credit executed by Union Bank and DFS on October 4, 2000 and October 3, 2000, respectively ("Current Subordination Agreements" attached hereto as Exhibit A), unless otherwise agreed to by IBM Credit in writing, and that Customer will defend the Collateral against all other claims and demands. Customer will not sell, rent, lease, lend, demonstrate, pledge, transfer or secrete any of the Collateral or use any of the Collateral for any purpose other than exhibition and sale to buyers in the ordinary course of business, without IBM Credit's prior written consent. Customer will execute all documents IBM Credit may request to confirm or perfect IBM Credit's security interest in the Collateral. In the event Customer desires to enter into a financing facility with a new lender in place of Union Bank or DFS, IBM Credit agrees to subordinate its security interest in the Collateral provided that such new lender agrees to execute and deliver to IBM Credit a subordination agreement that will place IBM Credit in the same security position as the Current Subordination Agreements (such subordination agreement shall be in form and substance satisfactory to IBM Credit in its sole discretion), however, notwithstanding the foregoing and as an alternative to subordinating its security position, IBM Credit reserves is right to terminate this Agreement at any time pursuant to paragraph 15. Customer warrants and represents that Customer is not in default in the payment of any principal, interest or other charges relating to any indebtedness owed to any third party, and no event has occurred, as of the effective date of this Agreement or as of the date of any request by Customer to IBM Credit for financing in the future, under the terms of any agreement, document, promissory note or other instrument, which with or without the passage of time and/or the giving of notice constitutes or would constitute an event of default thereunder. Customer will promptly provide its year-end financial statement, in form and detail satisfactory to IBM Credit, to IBM Credit within ninety (90) days after Customer's fiscal year ends and, if requested by IBM Credit, Customer will also promptly provide Customer's financial statement to IBM Credit after each fiscal quarter within forty five
(45) days. Customer represents and covenants that each financial statement that Customer submits to IBM Credit will be prepared according to generally accepted accounting principles in effect in the United States from time to time, Customer further acknowledges IBM Credit's reliance on the truthfulness and accuracy of each financial statement that Customer submits to IBM Credit in IBM Credit's extension of various financial accommodations to Customer.

7. Customer will pay all taxes, license fees, assessments and charges on the Collateral when due. Customer will immediately notify IBM Credit of any loss, theft, or destruction of or damage to any of the Collateral. Customer will be responsible for any loss, theft or destruction or damage of Collateral. Customer will keep the Collateral insured for its full insurable value against loss or damage under an "all



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risk" insurance policy. Customer will obtain insurance under such terms and in such amounts acceptable to IBM Credit, from time to time, with companies acceptable to IBM Credit, with a lender loss-payee or mortgagee clause payable to IBM Credit to the extent of any loss to the Collateral and containing a waiver of all defenses against Customer that is acceptable to IBM Credit. Customer agrees to provide IBM Credit with written evidence of the required insurance coverage and lender loss-payee or mortgagee clause. Customer assigns to IBM Credit all amounts owed to Customer under any insurance policy relating to the Collateral, and Customer directs any insurance company to make payment directly to IBM Credit to be applied to the unpaid obligations owed IBM Credit. Customer further grants IBM Credit an irrevocable power of attorney to endorse any checks or drafts and sign and file any of the papers, forms and documents required to initiate and settle any insurance claims with respect to the Collateral. If Customer fails to pay any of the above-referenced costs, charges, or insurance premiums, or if Customer fails to insure the Collateral, IBM Credit may, but will not be obligated to, pay such costs, charges and insurance premiums, and the amounts paid will be considered an additional obligation owed by Customer to IBM Credit.

8. IBM Credit has the right to enter upon Customer's premises from time to time, as IBM Credit in its sole discretion may determine for IBM Credit's sole benefit, and all without any advance notice to Customer, to; examine the Collateral; appraise it as security; verify its condition and non-use; verify that all Collateral have been properly accounted for; verify that Customer has complied with all terms and provisions of this Agreement; and assess, examine, and make copies of Customer's books and records. Any collection by IBM Credit of any amounts Customer owes at or during IBM Credit's examination of the Collateral does not relieve Customer of its continuing obligation to pay Customer's obligations owed to IBM Credit in accordance with such terms.

9. Customer agrees to immediately pay IBM Credit the full amount of the principal balance owed IBM Credit on each item of Approved Inventory financed by IBM Credit at the time such Approved Inventory is lost, stolen, destroyed, or damaged, whichever occurs first, unless IBM Credit has agreed in writing to provide financing to Customer on other terms. Customer also agrees to provide IBM Credit, upon IBM Credit's request, an inventory report which describes all the Approved Inventory in Customer's possession (excluding any Approved Inventory financed by IBM Credit under the Demonstration and Training Equipment Financing Option). Regardless of the repayment terms set forth in any billing statement, if IBM Credit determines, after conducting an inspection of all of Customers inventory, that the current outstanding obligations owed by Customer to IBM Credit exceeds the aggregate wholesale invoice price, net of all applicable price reduction credits, of the Approved Inventory in Customer's possession that is new and in manufacturer sealed boxes and in which IBM Credit has a perfected first priority security interest, Customer agrees to immediately pay to IBM Credit an amount equal to the difference between such outstanding obligations and the aggregate wholesale invoice price, net of all applicable price reduction credits, of such Approved Inventory. Customer will make all payments to IBM Credit according to the remit to instructions in the billing statement. Any checks or other instruments delivered to IBM Credit to be applied against Customers outstanding obligations will constitute conditional payment until the funds represented by such instruments are actually received by IBM Credit. IBM Credit may apply payments to reduce finance charges first and then principal, irrespective of Customer's instructions. Further, IBM Credit may apply principal payments to the oldest (earliest) invoice for the Approved Inventory financed by IBM Credit, or to such Approved Inventory which is sold, lost, stolen, destroyed, damaged, or otherwise disposed of. If Customer signs any instrument for any outstanding obligations, it will be evidence of Customer's obligation to pay and will not be payment. Any discount, rebate, bonus, or credit for Approved Inventory granted to Customer by any Authorized Supplier will not, in any way, reduce the obligations Customer owes IBM Credit, until IBM Credit has received payment in good funds.

10. Customer will pay IBM Credit finance charges on the total amount of credit extended to Customer in the amount agreed to between Customer and IBM Credit from time to time. The period of any financing will begin on the invoice date for the Approved Inventory whether or not IBM Credit advances payment on such date. This period will be included in the calculation of the annual percentage rate of the finance charges. Such finance charges may be applied by IBM Credit to cover any amounts expended for IBM Credit's; appraisal and examination of the Collateral; maintenance of facilities for payment; assistance in support of Customer's retail sales; IBM Credit's commitments to Authorized Suppliers to finance



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shipments of Approved Inventory to Customer; recording and filing fees; expenses incurred in obtaining additional collateral or security; and any costs and expenses incurred by IBM Credit arising out of the financing IBM Credit extends to Customer. Customer also agrees to pay IBM Credit additional charges which will include: late payment fees at a per annum rate equal to the Prime Rate plus 6.5%; flat charges; charges for receiving NSF checks from Customer; renewal charges; and any other charges agreed to by Customer and IBM Credit from time to time. For purposes of this Agreement, "Prime Rate" will mean the average of the rates of interest announced by banks which IBM Credit uses in its normal course of business of determining prime rate. Unless Customer hereafter otherwise agrees in writing, the finance charges and additional charges agreed upon will be IBM Credit's applicable finance charges and additional charges for the class of Approved Inventory involved prevailing from time to time at IBM Credit's principal place of business, but in no event greater than the highest rate from time to time permitted by applicable law. If it is determined that amounts received from Customer were in excess of such highest rate, then the amount representing such excess will be considered reductions to the outstanding principal of IBM Credit's advances to Customer. IBM Credit will send Customer, at monthly or other intervals, a statement of all charges due on Customer's account with IBM Credit. Customer will have acknowledged the charges due, as indicated on the statement, to be an account stated, unless Customer objects in writing to IBM Credit within seven (7) days after such statement is mailed to Customer. This statement may be adjusted by IBM Credit at any time to conform to applicable law and this Agreement. IBM Credit shall calculate any free financing period utilizing a methodology that is consistent with the methodologies used for similarly situated customers of IBM Credit. The Customer understands that IBM Credit may not offer, may change or may cease to offer a free financing period for the Customer's purchases of Approved Inventory. If any Authorized Supplier fails to provide payment of a finance charge for Customer, as agreed, Customer will be responsible for and pay to IBM Credit all finance charges billed to Customer's account.

11. Any of the following events will constitute an event of default by Customer under this Agreement: Customer breaches any of the terms, warranties or representations contained in this Agreement or in any other agreements between Customer and IBM Credit or between Customer and any of IBM Credit's affiliates; any guarantor of Customer's obligations to IBM Credit under this Agreement or any other agreements breaches any of the terms, warranties or representations contained in such guaranty or other agreements between such guarantor and IBM Credit; any representation, statement, report or certificate made or delivered by Customer or any of Customer's owners, representatives, employees or agents or by any guarantor to IBM Credit is not true and correct; Customer fails to maintain a credit rating which, in IBM Credit's sole judgment, is equivalent to investment grade for senior debt as published by either Moody's Investors Service, Inc. or Standard & Poor's Rating Services, a Division of McGraw-Hill Companies, Inc. or, in the event there is no publicly-traded debt on Customer's part, by Zeta Services, Inc.; Customer fails to pay any of the liabilities or obligations owed to IBM Credit or any of IBM Credit's affiliates when due and payable under this Agreement or under any other agreements between Customer and IBM Credit or between Customer and any of IBM Credit's affiliates; IBM Credit determines that IBM Credit is insecure with respect to any of the Collateral or the payment of Customer's obligations owed to IBM Credit; Customer abandons the Collateral or any part thereof; Customer or any guarantor becomes in default in the payment of any indebtedness owed to any third party; a judgment issues on any money demand against Customer or any guarantor in an amount in excess of $1,000,000; an attachment, sale or seizure is issued in an amount in excess of $1,000,000 against Customer or any of the Collateral; any part of the Collateral is seized or taken in execution; the death of the undersigned if the business is operated as a sole proprietorship, or the death of a partner if the business is operated as a partnership, or the death of a partner if the business is operated as a partnership, or the death of any guarantor; Customer ceases or suspends Customer's business; Customer or any guarantor makes a general assignment for the benefit of creditors; Customer or any guarantor becomes insolvent or voluntarily or involuntarily becomes subject to the Federal Bankruptcy Code, state insolvency laws or any act for the benefit of creditors; any receiver is appointed for any of Customer's or any guarantor's assets, or any guaranty pertaining to Customer's obligations to IBM Credit is terminated for any reason whatsoever; any guarantor disclaims any obligations under any guaranty; Customer loses any franchise, permission, license or right to sell or deal in any Approved Inventory; Customer or any guarantor misrepresents Its respective financial condition or organizational structure; or IBM Credit determines, in its sole discretion, that the Collateral, any other collateral given to IBM Credit to secure Customer's obligations to IBM Credit, any guarantor's guaranty, or Customer's or any guarantor's net worth has decreased in value, and Customer has been unable, within



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the time period prescribed by IBM Credit, to either provide IBM Credit with additional collateral in a form and substance satisfactory to IBM Credit or reduce Customer's total obligations by an amount sufficient to satisfy IBM Credit. Following an event of a default:

        (a) IBM Credit may, at any time at IBM Credit's election, without notice or demand to Customer do any one or more of the following: declare all or any part of the obligations Customer owes IBM Credit immediately due and payable, together with all court costs and all costs and expenses of IBM Credit's repossession and collection activity, including, but not limited to, all attorney's fees; exercise any or all rights of a secured party under applicable law; cease making any further financial accommodations or extending any additional credit to Customer; and/or exercise any or all rights available at law or in equity. All of IBM Credit's rights and remedies are cumulative.

        (b) Customer will segregate, hold and keep the Collateral in trust, in good order and repair, only for IBM Credit's benefit, and Customer will not exhibit, transfer, sell, further encumber, otherwise dispose of or use for any other purpose whatsoever any of the Collateral.

        (c) Upon IBM Credit's oral or written demand, Customer will immediately deliver the Collateral to IBM Credit, in good order and repair, at a place specified by IBM Credit, together with all related documents; or IBM Credit may, in its sole discretion and without notice or demand to Customer, take immediate possession of the Collateral, together with all related documents.

        (d) Customer waives and releases: any claims and causes of action which Customer may now or ever have against IBM Credit as a direct or indirect result of any possession, repossession, collection or sale by IBM Credit of any of the Collateral and the benefit of all valuation, appraisal and exemption laws. If IBM Credit seeks to take possession of any of the Collateral by court process, Customer irrevocably waives any notice, bonds, surety and security relating thereto required by any statute, court rule or otherwise.

        (e) Customer appoints IBM Credit or any person IBM Credit may delegate as Customer's duly authorized Attorney-In-Fact to do, in IBM Credit's sole discretion, any of the following in the event of a default: endorse Customer's name on any notes, checks, drafts or other forms of exchange constituting Collateral or received as payment on any Collateral for deposit in IBM Credit's account; sell, assign, transfer, negotiate, demand, collect, receive, settle, extend or renew any amounts due on any of the Collateral; and exercise any rights Customer has in the Collateral.

If Customer brings any action or asserts any claim against IBM Credit which arises out of this Agreement, any other agreement or any of the business dealings between IBM Credit and Customer, in which Customer does not prevail, Customer agrees to pay IBM Credit all costs and expenses of IBM Credit's defense of such action or claim including, but not limited to, all attorney's fees. If IBM Credit fails to exercise any of IBM Credit's rights or remedies under this Agreement, such failure will in no way or manner waive any of IBM Credit's rights or remedies as to any past, current or future default.

12. Customer agrees that if IBM Credit conducts a private sale of any Collateral by soliciting bids from ten (10) or more other dealers or distributors in the type of Collateral repossessed by or returned to IBM Credit hereunder, any sale by IBM Credit of such property will be deemed to be a commercially reasonable disposition under the Uniform Commercial Code. IBM Credit agrees that commercially reasonable notice of any public or private sale will be deemed given to Customer if IBM Credit sends Customer a notice of sale at least seven
(7) days prior to the date of any public sale or the time after which a private sale will be made. If IBM Credit disposes of any such Collateral other than as herein contemplated, the commercial reasonableness of such sale will be determined in accordance with the provisions of the Uniform Commercial Code as adopted by the state whose laws govern this Agreement.

Customer agrees that IBM Credit does not warrant the Approved Inventory. Customer will pay IBM Credit in full even if the Approved Inventory is defective or fails to conform to any warranties extended by any third party. Customer's obligations to IBM Credit will not be affected by any dispute Customer may have with any third party. Customer will not assert against IBM Credit any claim or defense Customer may



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have against any third party. Customer will indemnify and hold IBM Credit harmless against any claims or defenses asserted by any buyer of the Approved Inventory by reason of: the condition of any Approved Inventory; any representations made about the Approved Inventory; or for any and all other reasons whatsoever.

13. In the event, IBM Credit requires Customer to: execute or endorse any documents, financing statements and instruments evidencing Customer's obligations to IBM Credit; supply any omitted information and correct errors in any documents or other instruments executed by or for Customer; do any and every act which Customer is obligated to perform under this Agreement; or do any other things necessary to preserve and protect the Collateral and IBM Credit's security interest in the Collateral and Customer fails to comply with such requirement within five (5) days from Customer's receipt of such request. Customer grants to IBM Credit a power of attorney authorizing any of IBM Credit's representatives to perform such requirement on Customer's behalf. Customer further authorizes IBM Credit to provide to any third party any credit, financial or other information about Customer that is in IBM Credit's possession.

14. Each party may electronically transmit to or receive from the other party certain documents specified in the E-Business Schedule A attached hereto ("E-Documents") via the Internet or electronic data interchange ("EDI"). Any Internet or EDI transmission of data which is not defined as an E-Document shall have no force or effect between the parties. EDI transmissions may be transmitted directly or through any third party service provider ("Provider") with which either party may contract. Each party will be liable for the acts or omissions of its Provider while handling E-Documents for such party, provided, that if both parties use the same Provider, the originating party will be liable for the acts or omissions of such Provider as to such E-Document. Some information to be made available to Customer will be specific to Customer and will require Customer to register with IBM Credit before access is provided. After IBM Credit has approved the registration submitted by Customer, IBM Credit will provide an ID and password(s) to an individual designated by Customer ("Customer Recipient"). Customer accepts responsibility for the designated individual's distribution of the ID and password(s) within its organization and Customer will take reasonable measures to ensure that passwords are not shared or disclosed to unauthorized individuals. Customer will conduct an annual review of all IDs and passwords to ensure that they are accurate and properly authorized. IBM CREDIT MAY CHANGE OR DISCONTINUE USE OF AN ID OR PASSWORD AT ITS DISCRETION AT ANY TIME. E-Documents will not be deemed to have been properly received, and no E-Document will give rise to any obligation, until accessible to the receiving party at such party's receipt computer at the address specified herein. Upon proper receipt of an E-Document, the receiving party will promptly transmit a functional acknowledgment in return. A functional acknowledgment will constitute conclusive evidence that an E-Document has been properly received. If any transmitted E-Document is received in an unintelligible or garbled form, the receiving party will promptly notify the originating party in a reasonable manner. In the absence of such a notice, the originating party's records of the contents of such E-Document will control.

Each party will use those security procedures which are reasonably sufficient to ensure that all transmissions of E-Documents are authorized and to protect its business records and data from improper access. Any E-Document received pursuant to this paragraph 14 will have the same effect as if the contents of the E-Document had been sent in paper rather than electronic form. The conduct of the parties pursuant to this paragraph 14 will, for all legal purposes, evidence a course of dealing and a course of performance accepted by the parties. The parties agree not to contest the validity or enforceability of E-Documents under the provisions of any applicable law relating to whether certain agreements are to be in writing or signed by the party to be bound thereby. The parties agree, as to any E-Document accompanied by Customer's ID, that IBM Credit can reasonably rely on the fact that such E-Document is properly authorized by Customer. E-Documents, if introduced as evidence on paper in any judicial, arbitration, mediation or administrative proceedings, will be admissible as between the parties to the same extent and under the same conditions as other business records originated and maintained in documentary form. Neither party will contest the admissibility of copies of E-Documents under either the business records exception to the hearsay rule or the best evidence rule on the basis that the E-Documents were not originated or maintained in documentary form.



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Neither party will be liable to the other for any special, incidental, exemplary or consequential damages arising from or as a result of any delay, omission or error in the electronic transmission or receipt of any E-Document pursuant to this paragraph 14, even if either party has been advised of the possibility of such damages. In the event Customer requests IBM Credit to effect a withdrawal or debit of funds from an account of Customer, then in no event will IBM Credit be liable for any amount in excess of any amount incorrectly debited, except in the event of IBM Credit's gross negligence or willful misconduct. No party will be liable for any failure to perform its obligations pursuant to this paragraph 14 in connection with any E-Document, where such failure results from any act of God or other cause beyond such party's reasonable control (including, without limitation, any mechanical, electronic or communications failure) which prevents such party from transmitting or receiving E-Documents.

CUSTOMER RECIPIENT FOR INTERNET TRANSMISSIONS:

(PLEASE PRINT)
NAME OF CUSTOMER'S DESIGNATED CENTRAL CONTACT AUTHORIZED TO RECEIVE IDS AND
PASSWORDS:

Mark Begle
--------------------------------------------
E-MAIL ADDRESS: MBegle@belltechlogix.com
               -----------------------------
PHONE NUMBER: (317) 227-6778
             -------------------------------

15. Time is of the essence in this Agreement. This Agreement will be effective from the date of its acceptance at IBM Credit's office. Customer acknowledges receipt of a true copy and waives notice of IBM Credit's acceptance of it. If IBM Credit advances funds under this Agreement, IBM Credit will have accepted it. This Agreement will remain in force until one of the parties gives notice to the other that it is terminated. If Customer terminates this Agreement, IBM Credit may declare all or any part of the obligations Customer owes IBM Credit due and payable immediately. If this Agreement is terminated, Customer will not be relieved from any obligations to IBM Credit arising out of IBM Credit's advances or commitments made before the effective date of termination. IBM Credit's rights under this Agreement and IBM Credit's security interest in present and future Collateral will remain valid and enforceable until all Customer's obligations to IBM Credit are paid in full. This Agreement shall be binding upon and inure to the benefit of IBM Credit and the Customer and their respective successors and assigns; provided, that the Customer shall have no right to assign this Agreement without the prior written consent of IBM Credit. This Agreement will protect and bind IBM Credit's and Customer's respective heirs, representatives, successors and assigns. It can be varied only by a document signed by IBM Credit's and Customer's authorized representatives. If any provision of this Agreement or its application is invalid or unenforceable, the remainder of this Agreement will not be impaired or affected and will remain binding and enforceable. This Agreement is executed with the authority of Customer's Board of Directors, and with shareholder approval, if required by the law, if Customer is a corporation or if Customer is a limited liability company, with the authority of authorized members. All notices IBM Credit sends to Customer will be sufficiently given if mailed or delivered to Customer at its address shown in paragraph 5.

16. The laws of the State of New York will govern this Agreement. Customer agrees that venue for any lawsuit will be in the State or Federal Court within the county, parish, or district where IBM Credit's office, which provides the financial accommodations, is located. Customer hereby waives any right to change the venue of any action.

17. Notwithstanding anything contained in any document to the contrary, it is understood and agreed by the Customer and IBM Credit that the claims of IBM Credit arising hereunder and existing as of the date hereof constitute continuing claims arising out of the obligations of Customer under the AWF and any other written agreements. Customer acknowledges and agrees that such obligations outstanding as of the date hereof have not been satisfied or discharged and that this Agreement is not intended to effect a novation of the Customer's obligations under the AWF and any other written agreements. In the event the terms of this Agreement conflict with the terms under the AWF or any other written agreement that



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Customer previously executed with IBM Credit, the terms of this Agreement will control in determining the agreement between Customer and IBM Credit.

18. CUSTOMER WAIVES ALL EXEMPTIONS AND HOMESTEAD LAWS TO THE MAXIMUM EXTENT PERMITTED BY LAW. CUSTOMER WAIVES ANY STATUTORY RIGHT TO NOTICE OR HEARING PRIOR TO IBM CREDIT'S ATTACHMENT. REPOSSESSION OR SEIZURE OF THE COLLATERAL. CUSTOMER FURTHER WAIVES ANY AND ALL RIGHTS OF SETOFF CUSTOMER MAY HAVE AGAINST IBM CREDIT. CUSTOMER AGREES THAT ANY PROCEEDING IN WHICH CUSTOMER, OR IBM CREDIT OR ANY OF IBM CREDIT'S AFFILIATES, OR CUSTOMER'S OR IBM CREDIT'S ASSIGNS ARE PARTIES, AS TO ALL MATTERS AND THINGS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT, OR THE RELATIONS AMONG THE PARTIES LISTED IN THIS PARAGRAPH WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE WITHOUT A JURY. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN ANY SUCH PROCEEDING.

ATTEST:

 /s/      JANET SIMMONS                     Bell Industries, Inc.
----------------------------------
         Asst. Secretary


Print Name: Janet Simmons                   By:  /s/ RUSSELL A. DOLL
           -----------------------             ---------------------------------
                                            Print Name: Russell A. Doll

          (CORPORATE SEAL)                  Title: Senior Vice President - Chief
                                                   Financial Officer
                                                  ------------------------------



                                  Page 8 of 10
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                      E-BUSINESS SCHEDULE A ("SCHEDULE A")

CUSTOMER NAME: Bell Industries, Inc.

EFFECTIVE DATE OF THIS SCHEDULE A: June 27, 2001


E-DOCUMENTS AVAILABLE TO SUPPLIERS:

Invoices

Payment Report/Remittance Advisor


E-DOCUMENTS AVAILABLE TO CUSTOMER:

Invoices

Remittance Advisor

Transaction Approval

Billing Statement

Payment Planner

Auto Cash

Statements of Transaction

Common Dispute Form




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                      SECRETARY'S CERTIFICATE OF RESOLUTION

        I certify that I am the Secretary and the official custodian of certain records, including the certificate of incorporation, charter, by-laws and minutes of the meeting of the Board of Directors of the corporation named below, and that the following is a true, accurate and compared extract from the minutes of the Board of Directors of the corporation adopted at a special meeting thereof held on due notice, at which meeting there was present a quorum authorized to transact the business described below, and that the proceedings of the meeting were in accordance with the certificate of Incorporation, charter and by-laws of the corporation, and that they have not been revoked, annulled or amended in any manner whatsoever.

        Upon motion duly made and seconded, the following resolution was unanimously adopted after full discussion: "RESOLVED, That the several officers, directors and agents of this corporation, or any one or more of them, are hereby authorized and empowered on behalf of this corporation: to obtain financing from IBM Credit Corporation ("IBM Credit") in such amounts and on such terms as such officers, directors or agents deem proper; to enter into security and other agreements with IBM Credit relating to the terms upon which financing may be obtained and security to be furnished by this corporation therefor; from time to time to supplement or amend any such agreements, and from time to time to pledge, assign, guaranty, mortgage, grant security interest in and, otherwise transfer to IBM Credit as collateral security for any obligations of this corporation to IBM Credit and its affiliated companies, whenever and however arising, any assets of this corporation, whether now owned or hereafter acquired; hereby ratifying, approving and confirming all that any of said officers, directors or agents have done or may do in the premises."

        IN WITNESS WHEREOF, I have executed and affixed the seal of the corporation on the date stated below.

                                            BELL INDUSTRIES, INC.

Dated: July 2, 2001                          /s/ JANET SIMMONS
                                            ------------------------------------
                                                     Asst. Secretary





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